Page 1 Biogen Idec Reports Second Quarter 2004 Earnings

Media Contact:
Amy Ryan
Associate Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524

Investment Community Contact:
Elizabeth Woo
Senior Director, Investor Relations
Biogen Idec
Tel: (617) 679-2812

FOR IMMEDIATE RELEASE

Biogen Idec Reports Second Quarter 2004 Results

Cambridge, MA, July 28, 2004 — Biogen Idec Inc. (NASDAQ: BIIB), the world’s third largest biotech company with leading products and capabilities in oncology and immunology, today reported its second quarter 2004 results.

Second Quarter Highlights

•	Revenues were $539 million vs. prior year $124 million (adjusted pro forma of $447 million, an increase of 20%), driven primarily by AVONEX® (Interferon beta-1a) sales up 21% (adjusted pro forma) to $347 million and RITUXAN® (rituximab) co-promotion profits up 28% to $151 million.

•	On a GAAP basis, earnings per share (EPS) were $0.00; excluding merger-related accounting impacts and other non-operating charges, adjusted pro forma (non-GAAP) EPS were $0.34.

•	Biologics License Application (BLA) for ANTEGREN® (natalizumab) accepted and designated for Priority Review and Accelerated Approval by the U.S. Food and Drug Administration (FDA) for the treatment of multiple sclerosis (MS); European Union (EU) filing for ANTEGREN for MS submitted and validated in June.

•	Collaboration with Vernalis plc for its small molecule, Phase I adenosine A2A receptor antagonist program, which targets Parkinson’s disease and other central

Page 2 Biogen Idec Reports Second Quarter 2004 Earnings

nervous system disorders. Biogen Idec paid an initial license fee of $10 million to Vernalis.

“With the timeline of ANTEGREN accelerated by more than a year in MS, much of the energy of the organization is focused on preparing for launches in the U.S. and Europe. Together with our partner, Elan, we have made significant strides this quarter in the regulatory arena, as well as manufacturing and commercial preparation,” said James Mullen, Biogen Idec’s Chief Executive Officer. “We’re also excited to pursue additional business development deals, such as the recent Vernalis collaboration, that leverage our development and commercial infrastructure.”

Financial Performance

In the second quarter of 2004, revenues grew 20% to $539 million (adjusted pro forma Q2 2003: $447 million), with:

•	AVONEX sales up 21% to $347 million, RITUXAN co-promotion profits up 28% to $151 million, ZEVALIN® (ibritumomab tiuxetan) sales at $5 million, and AMEVIVE® (alefacept) sales at $12 million.

•	Royalty income was $24 million primarily due to lower sales of alpha interferon products by Schering-Plough in the U.S. (adjusted pro forma Q2 2003: $31 million)

On an adjusted non-GAAP basis, Biogen Idec reported net income was up 20% to $122 million in the second quarter of 2004 (Q2 2003: $102 million). Adjusted non-GAAP earnings per share increased 16% to $0.34 for the second quarter of 2004 (Q2 2003: $0.29).

Adjusted non-GAAP earnings per share and net income for the second quarter of 2004 excludes merger-related accounting impacts, such as amortization of intangibles, inventory step up, and other merger-related charges, and other non-operating charges. Adjusted pro forma non-GAAP earnings per share and net income for the second quarter of 2003 include revenue and expenses from the former Biogen, Inc. from April 1 to June 30, 2003 but excludes other non-operating charges of former Biogen, Inc. and IDEC Pharmaceuticals Corporation. These adjustments, expenses, and non-operating charges are itemized on the attached reconciliation tables.

On a reported basis, calculated in accordance with U.S. generally accepted accounting principles (GAAP), Biogen Idec reported net income of $0.8 million (or earnings per share of $0.00) in the second quarter of 2004. The difference between adjusted non-GAAP net income and GAAP net income in the second quarter was primarily due to $173 million of non-cash merger-related accounting impacts.

Product Sales Performance

Second quarter revenues of AVONEX, Biogen Idec’s therapy for patients with relapsing forms of multiple sclerosis, increased 21% to $347 million (Q2 2003: $286 million). U.S. sales of $227 million increased 15% (Q2 2003: $196 million). International sales

Page 3 Biogen Idec Reports Second Quarter 2004 Earnings

were $120 million, an increase of 33% (Q2 2003: $90 million); in local currency, sales grew 22%.

Revenues for the second quarter of 2004 included $151 million from Biogen Idec’s joint business arrangement with Genentech, Inc. related to RITUXAN, a treatment for certain B-cell non-Hodgkin’s lymphomas that Biogen Idec co-promotes in the U.S. with Genentech (Q2 2003: $118 million). All U.S. sales of RITUXAN are recognized by Genentech, and Biogen Idec records its share of the pretax co-promotion profits on a quarterly basis. U.S. net sales of RITUXAN in the second quarter of 2004, as recorded by Genentech, were $390 million (Q2 2003: $328 million).

Revenues of ZEVALIN, Biogen Idec’s radioimmunotherapeutic agent, were $5 million in the second quarter of 2004 (Q2 2003: $5 million).

Revenues of AMEVIVE, Biogen Idec’s treatment for moderate-to-severe psoriasis, were $12 million in the second quarter of 2004 (Q2 2003: $7 million)

Recent Highlights

•	On July 26, 2004, Biogen Idec and Elan Corporation, plc announced that the BLA for ANTEGREN for the treatment of MS was accepted by the FDA. On June 28, the companies announced that the BLA for ANTEGREN was designated for Priority Review and Accelerated Approval by the FDA. The submission of the BLA was announced on May 25. The FDA review will be based on one-year data from two ongoing Phase III trials. The companies are committed to completing these two-year trials.

•	On June 4, 2004, Biogen Idec and Elan announced that they submitted a Marketing Authorisation Application (MAA) to the European Medicines Agency for approval of ANTEGREN as a treatment for MS.

•	On June 24, 2004, Vernalis and Biogen Idec announced that they entered into an agreement to advance research into Vernalis’ adenosine A2A receptor antagonist program, which targets Parkinson’s disease and other central nervous system disorders. Initially, the collaboration will focus on completing the Phase I program for the lead compound, V2006, with the goal of beginning Phase II proof of concept studies of V2006 in Parkinson’s disease patients in 2005. Biogen Idec paid Vernalis an initial license fee of $10 million, and will also pay a series of additional payments if program milestones are met as well as royalties on commercial sales of collaboration products.

•	During the quarter, Biogen Idec announced that AMEVIVE was approved for sale in Australia and Israel. In both countries, AMEVIVE will be marketed for treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for phototherapy or systemic therapy.

Page 4 Biogen Idec Reports Second Quarter 2004 Earnings

•	Genentech, Biogen Idec and Roche AG announced in June that the New England Journal of Medicine published the results of a Phase IIa study showing that two doses of RITUXAN, administered two weeks apart, improved symptoms in patients with moderate-to-severe rheumatoid arthritis (RA) for up to 48 weeks when combined with methotrexate (MTX), compared to MTX alone.

•	At the American Society of Clinical Oncology (ASCO) meeting in June, Genentech, Biogen Idec and Roche announced positive data from a large, randomized, Phase III cooperative group trial (E1496) evaluating RITUXAN as maintenance therapy for newly diagnosed patients with indolent non-Hodgkin’s lymphoma (NHL) following initial (induction) treatment with chemotherapy. The study authors concluded that there was a significant improvement in progression free survival (PFS), the primary endpoint of the study. Also presented were data from the MabThera International Trial (MinT) study of R-CHOP (RITUXAN, cyclophosphamide, doxorubicin, vincristine and prednisone) versus CHOP (cyclophosphamide, doxorubicin, vincristine and prednisone) in younger patients with newly diagnosed, aggressive NHL. The study authors concluded that there was a significant improvement in time to treatment failure (TTF), the primary endpoint of the study.

•	Also at ASCO, Biogen Idec announced that new data shows that the ZEVALIN therapeutic regimen may produce high complete remission rates in previously untreated patients with low-grade follicular lymphoma when used following RITUXAN and a short course of CHOP chemotherapy.

Conference Call and Webcast

The Company’s earnings conference call for the second quarter will be broadcast via the internet at 8:30 a.m. ET on July 28, 2004, and will be accessible through the investor relations section of Biogen Idec’s homepage, http://www.biogenidec.com.

About Biogen Idec

Biogen Idec creates new standards of care in oncology and immunology. As a global leader in the development, manufacturing, and commercialization of novel therapies, Biogen Idec transforms scientific discoveries into advances in human healthcare. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com

Safe Harbor

This press release contains forward-looking statements regarding expected future financial results and plans for our development programs, including ANTEGREN.

     These statements are based on the Company’s current beliefs and expectations. A number of risks and uncertainties could cause actual results to differ materially. For example, financial results, including future revenues, revenue growth, earnings per share, product sales, royalties, expenses, effective tax rate, and capital expenditures, may be

Page 5 Biogen Idec Reports Second Quarter 2004 Earnings

affected by a number of factors, including any slowing of growth of the markets for AVONEX and RITUXAN, any change in market acceptance of these products in key markets worldwide, the extent to which the Company achieves market acceptance of its other products, the impact of reimbursement and pricing decisions related to the Company’s products, the impact of competitive products on the Company’s products, any material decreases in sales by licensees of products on which the Company receives royalties, the impact of litigation, any unanticipated increase in expenses, in-licensing and product opportunities, increase in costs related to development and commercialization of new products, including ANTEGREN, and any material issues, delays or failures related to the manufacturing or supply of the Company’s products.

Our long-term growth will depend on the successful development and commercialization of new products such as ANTEGREN. Drug development involves a high degree of risk. For example, our plans to launch ANTEGREN as a treatment for MS could be negatively affected if unexpected concerns arise from additional data or analysis, if regulatory authorities require additional information or further studies, or if we were to encounter other unexpected hurdles.

For more detailed information on the risks and uncertainties associated with these forward looking statements and the Company’s other activities see the periodic reports filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

TABLE 1
Financial Results For The Second Quarter of 2004
Condensed Consolidated Statements Of Income - GAAP Basis
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUES
Product	$363,186	$4,980	$735,723	$10,642
Revenue from unconsolidated joint business	151,157	118,365	285,112	229,276
Royalties	24,297	—	49,510	—
Corporate partner	123	217	10,160	890

Total Revenues	538,763	123,562	1,080,505	240,808

COST AND EXPENSES
Cost of product and royalty revenues	151,729	3,791	406,496	4,643
Research and development	170,180	50,141	329,330	82,051
Selling, general and administrative	139,016	26,486	269,846	47,828
Amortization of acquired intangible assets	79,308	—	160,168	—

Total Cost and Expenses	540,233	80,418	1,165,840	134,522

Income (loss) from Operations	(1,470)	43,144	(85,335)	106,286
Other income, net	6,413	3,253	18,139	6,563

INCOME (LOSS) BEFORE INCOME TAXES	4,943	46,397	(67,196)	112,849
Income taxes (benefit)	4,116	17,631	(26,825)	42,883

NET INCOME (LOSS)	$827	$28,766	$(40,371)	$69,966

BASIC EARNINGS (LOSS) PER SHARE	$0.00	$0.18	$(0.12)	$0.45

DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$0.17	$(0.12)	$0.41

SHARES USED IN CALCULATING:
BASIC EARNINGS (LOSS) PER SHARE	337,018	155,171	336,084	154,924

DILUTED EARNINGS (LOSS) PER SHARE	350,279	176,135	336,084	175,893

TABLE 2
Condensed Consolidated Balance Sheets
(dollars in thousands)

	Jun. 30, 2004	Dec. 31, 2003
Assets:
Current assets
Cash, cash equivalents and securities available-for-sale	$741,375	$835,959
Accounts receivable, net	209,280	198,524
Inventory	232,765	496,349
Other current assets	324,180	307,832

Total current assets	1,507,600	1,838,664

Long-term securities available-for-sale	1,595,580	1,502,327
Property and equipment, net	1,354,016	1,252,783
Intangible assets, net	3,478,000	3,638,812
Goodwill	1,151,105	1,151,066
Other	141,041	120,293

Total assets	$9,227,342	$9,503,945

Liabilities and shareholders’ equity
Current liabilities	$396,636	$404,825
Long-term deferred tax liability	978,100	1,108,318
Non-current liabilities	918,439	937,474
Shareholders’ equity	6,934,167	7,053,328

Total liabilities and shareholders’ equity	$9,227,342	$9,503,945

TABLE 3

Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Pro-Forma Non-GAAP Earnings
(In millions, except per share data)

The non-GAAP financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Numbers may not foot due to rounding.

	Three Months Ended					Three Months Ended
	June 30, 2004					June 30, 2003
									Adjusted
					Adjusted				Pro Forma
	GAAP		Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Product	$363.2		—		$363.2	$5.0	$293.1		$298.1
Revenue from unconsolidated joint business	151.2		—		151.2	118.4	—		118.4
Royalties	24.3		—		24.3	—	30.5		30.5
Corporate partner	0.1		—		0.1	0.2	—		0.2

Total revenues	538.8		—		538.8	123.6	323.7		447.2
Cost and Expenses
Cost of product and royalty revenues	151.7		(93.4	) (A)	58.3	3.8	45.6		49.4
Research and development	170.2		(0.7	) (B)	169.5	50.1	87.3	(E), (F), (G)	137.4
Selling, general and administrative	139.0		(0.6	) (B)	138.4	26.5	98.9	(F)	125.4
Amortization of acquired intangibles assets	79.3		(79.3	) (C)	—	—	—		—

Total costs and expenses	540.2		(174.0)		366.2	80.4	231.8		312.3
Income (loss) from operations	(1.5)		174.0		172.5	43.1	91.9		135.0
Other Income, net	6.4		—		6.4	3.3	11.0		14.3

Income before income taxes	4.9		174.0		178.9	46.4	102.9		149.3
Provision for income taxes	4.1		53.2	(D)	57.3	17.6	30.2		47.8

Net income	$0.8		$120.9		$121.7	$28.8	$72.7		$101.5

Numerator:
Net Income	$0.8				$121.7	$28.8			$101.5
Net Income allocable to participating securities (I)	—				($0.2)	($0.4)			($0.7)
Net Income used in calculating basic eps	$0.8				$121.5	$28.4			$100.8
Net adjustment for interest expense	—	(H)			$2.3	$1.3			$3.0
Net income used in calculating diluted eps	$0.8				$123.8	$29.7			$103.8
Shares used in calculation of earnings per share:
Denominator
Weighted average number of common shares outstanding	337.0				337.0	155.2			328.1
Effect of dilutive securities: stock options, convertible preferred stock, convertible promissory notes	13.3	(H)			32.5	20.9			30.6
Dilutive potential common shares	350.3				369.5	176.1			358.7
Earnings per share:
Basic	$0.00				$0.36	$0.18			$0.31
Diluted	$0.00				$0.34	$0.17			$0.29
	column 1		column 2		column 3 =	column 4	column 5		column 6 =
					columns 1+2				columns 4+5

(A) Represents the non-cash expense related to valuing the inventory acquired from former Biogen, Inc. at fair value.

(B) Represents external, incremental consulting, integration costs, severance, and restructuring charges related to the merger.

(C) Represents the on-going, non-cash amortization of acquired intangible assets related to the merger with former Biogen, Inc.

(D) Represents the tax effect of the above adjustments.

(E) Represents the elimination of Biogen Idec contract revenue and expense - $2M.

(F) Represents former Biogen, Inc. operating revenue and expenses for the period Apr-Jun of 2003 prior to the merger, net of intercompany transactions.

(G) Represents former IDEC one-time adjustment of $20M related to a signing payment for the Genentech new anti-CD20 antibody development collaboration.

(H) Adjustment for interest expense and convertible securities were not included for the period as they were anti-dilutive.

(I) Due to adoption of EITF 03-06 which requires allocation of income to certain holders of equity & debt instruments.

2

TABLE 4

Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Pro-forma Non-GAAP Earnings
(In millions, except per share data)

The non-GAAP financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Numbers may not foot due to rounding.

	Six Months Ended					Six Months Ended
	June 30, 2004					June 30, 2003
									Adjusted
					Adjusted				Pro Forma
	GAAP		Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Product	$735.7		—		$735.7	$10.6	$571.3		$582.0
Revenues from unconsolidated joint business	285.1		—		285.1	229.3	—		229.3
Royalties	49.5		—		49.5	—	71.9		71.9
Corporate partner revenues	10.2		—		10.2	0.9	—	(E)	0.9

Total revenues	1,080.5		—		1,080.5	240.8	643.2		884.1
Cost and Expenses
Cost of sales	406.5		(287.8	) (A)	118.7	4.6	91.9		96.6
Research and development	329.3		(2.9	) (B)	326.4	82.1	165.4	(E), (F), (G)	247.5
Selling, general and administrative	269.8		(5.0	) (B)	264.8	47.8	200.2	(F)	248.0
Amortization of acquired intangibles	160.2		(160.2	) (C)	—	—	—		—

Total costs and expenses	1,165.8		(455.9)		710.0	134.5	457.5		592.1
Income (loss) from operations	(85.3)		455.9		370.5	106.3	185.7		292.0
Other Income, net	18.1		—		18.1	6.6	21.3		27.9

Income (loss) before income taxes	(67.2)		455.9		388.6	112.8	207.0		319.9
Provision (benefit) for income taxes	(26.8)		151.2	(D)	124.4	42.9	59.5		102.4

Net income (loss)	($40.4)		$304.7		$264.3	$70.0	$147.5		$217.5

Numerator:
Net Income (loss)	($40.4)				$264.3	$70.0			$217.5
Net Income allocable to participating securities (I)	—				($0.4)	($1.0)			($1.4)
Net Income used in calculating basic eps	($40.4)				$263.9	$69.0			$216.2
Net adjustment for interest expense	—	(H)			$4.9	$2.6			$4.3
Net income (loss) used in calculating diluted eps	($40.4)				$268.8	$71.6			$220.4
Shares used in calculation of earnings (loss) per share:
Denominator
Weighted average number of common shares outstanding	336.1				336.1	154.9			328.1
Effect of dilutive securities: stock options, convertible preferred stock, convertible promissory notes	—	(H)			32.8	21.0			30.6
Dilutive potential common shares	336.1				368.9	175.9			358.7
Earnings (loss) per share:
Basic	($0.12)				$0.79	$0.45			$0.66
Diluted	($0.12)				$0.73	$0.41			$0.62
	column 1		column 2		column 3 =	column 4	column 5		column 6 =
					columns 1+2				columns 4+5

(A) Represents the non-cash expense related to valuing the inventory acquired from former Biogen, Inc. at fair value.

(B) Represents external, incremental consulting, integration costs, severance, and restructuring charges related to the merger.

(C) Represents the on-going, non-cash amortization of acquired intangible assets related to the merger with former Biogen, Inc.

(D) Represents the tax effect of the above adjustments.

(E) Represents the elimination of Biogen Idec contract revenue and expense - $3.1M.

(F) Represents former Biogen, Inc. operating revenue and expenses for the period Jan-Jun of 2003 prior to the merger, net of intercompany transactions.

(G) Represents former IDEC one-time adjustment of $20M related to a signing payment for the Genentech new anti-CD20 antibody development collaboration.

(H) Adjustment for interest expense and convertible securities were not included for the period as they were anti-dilutive.

(I) Due to adoption of EITF 03-06 which requires allocation of income to certain holders of equity & debt instruments.

TABLE 5

Biogen Idec Inc
Product Revenues for Second Quarter 2004
(in thousands)

The non-GAAP pro forma financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative revenue performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

	Three Months Ended
	June 30,
	2004	2003
	U.S. GAAP	U.S. GAAP	Biogen Revenue	Pro Forma
	Revenue	Revenue	Pre-merger (A)	Combined Revenue
PRODUCT REVENUES
Avonex®	$346,516	$—	$286,276	$286,276
Amevive®	12,116	—	6,873	6,873
Zevalin®	4,554	4,980	—	4,980

Total Product Revenues	$363,186	$4,980	$293,149	$298,129

	Six Months Ended
	June 30,
	2004	2003
	U.S. GAAP	U.S. GAAP	Biogen Revenue	Pro Forma
	Revenue	Revenue	Pre-merger (A)	Combined Revenue
PRODUCT REVENUES
Avonex®	$701,234	$—	$560,633	$560,633
Amevive®	25,103	—	10,693	10,693
Zevalin®	9,386	10,642	—	10,642

Total Product Revenues	$735,723	$10,642	$571,326	$581,968

     (A) Represents former Biogen, Inc. revenue that is not included in GAAP revenues.